Exhibit 32.1
Certification Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Aspect Software Group Holdings Ltd. (the Company) for the nine months ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned, Stewart M. Bloom, President and Chief Executive Officer, and Robert J. Krakauer, Executive Vice President, Finance and Chief Financial Officer, of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEWART M. BLOOM	/s/ ROBERT J. KRAKAUER
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Date: November 14, 2012	Date: November 14, 2012